TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT, effective November 29, 2018, by and between Ecosciences, Inc., a Nevada corporation (the “Employer”), and Daniel Cohen (the “Employee”). The Employer and the Employee are collectively referred to as the “Parties”.

WHEREAS, on November 1, 2016, the Employer appointed the Employee as the Chief Operating Officer of the Employer; and

WHEREAS, the Parties mutually agree that the Employee will transition to COO and Head of Sales & Marketing for Eco-Logical Concepts, Inc., a Delaware corporation and wholly-owned subsidiary of the Employer (“Operating Subsidiary”), to allow Employee to focus entirely on the operation and sales & marketing of the Employer’s products.

NOW, THEREFORE, the Parties agree as follow:

1. Transition. On the Effective Date, Employee will transition from the Chief Operating Officer of the Employer to the COO and Head of Sales & Marketing of the Operating Subsidiary. The Employee shall not represent himself as the Chief Operating Officer of the Company and shall not have any authority to legally bind the Company in such capacity.

2. Acknowledgment. The Employee acknowledges and agrees that the transition is being voluntarily made and not due to any disagreement with the management, the board of the directors or auditors of the Employer; but, rather, to enable Employee to focus his time and resources on the operations and sales & marketing of the Company’s products.

3. Compensation. The Employee’s compensation package shall remain the same before the transition of Employee’s role.

4. Cooperation. The Parties agree that certain matters in which the Employee has been involved during the Employee’s service to the Employer as its Chief Operating Officer may need the Employee’s cooperation with the Employer in the future. Accordingly, to the extent reasonably requested by the Employer, the Employee shall cooperate with the Employer in connection with matters arising out of the Employee’s service to the Employer as the Chief Operating Officer; provided that the Employer shall make reasonable efforts to minimize disruption of the Employee’s other activities.

5. Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Employee’s employment by the Employer, whether sounding contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of New York (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the state of New York. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.

6. Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Employer and Employee relating to the subject matter hereofand supersedes all prior and contemporaneous understandings, discussions, agreements, representations and warranties, both written and oral, regarding such subject matter.

7. Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by Chief Executive Officer of the Employer. No waiver by either Party of any breach by the other party of any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

8. Severability. Should any provision of this Agreement be held by a court or arbitral authority of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held to be unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding on the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

9. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

10. Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

11. Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date above.

Employer:

ECOSCIENCES, INC.

	By:	/s/ Joel Falitz
	Name:	Joel Falitz
	Title:	Chief Executive Officer

Employee:

	Signature:	/s/ Daniel Cohen
	Name:	Daniel Cohen

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